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                                                                    EXHIBIT 3.30

                               COMPANIES ACT 1985



                        ---------------------------------
                        PRIVATE COMPANY LIMITED BY SHARES
                        ---------------------------------

                                      NEW
                            ARTICLES OF ASSOCIATION

            (Adopted by written resolution passed on 5 January 2005)

                                      -of-


                         NOVELIS EUROPE HOLDINGS LIMITED





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                               COMPANIES ACT 1985



                        ---------------------------------
                        PRIVATE COMPANY LIMITED BY SHARES
                        ---------------------------------


                                       NEW
                            ARTICLES OF ASSOCIATION

            (Adopted by written resolution passed on 5 January 2005)

                                      -of-

                        NOVELIS EUROPE HOLDINGS LIMITED



1        INTRODUCTORY

1.1 The Regulations contained or incorporated in Table A in the Schedule to The Companies (Tables A to F) Regulations 1985 as amended by The Companies (Tables A to F) Amendment Regulations 1985 and The Companies Act 1985 (Electronic Communications) Order 2000 (in the following Articles "Table A") shall apply to the Company, save insofar as they are varied or excluded by or are inconsistent with the following Articles.

1.2 In Regulation 1 of Table A, the words "and in Articles of Association adopting the same" shall be inserted after the word "regulations" in the last paragraph of that Regulation and the sentence "Any reference to any statutory provision shall be deemed to include a reference to each and every statutory amendment, modification, re-enactment and extension thereof for the time being in force" shall be inserted at the end of that Regulation.

1.3 Regulations 40, 73 to 77 (inclusive), 80, 90, 94 to 98 (inclusive) and 118 of Table A shall not apply to the Company

1.4 In these Articles, the expression "the Controlling Shareholder" means the registered holder for the time being of more than one half in nominal value of the issued ordinary share capital of the Company and includes (for the avoidance of doubt) any member holding all of the issued ordinary share capital of the Company and the expression "the Nominee" means any person holding shares in the Company as nominee or otherwise on trust, for the Controlling Shareholder.

2        DEFINITIONS

         In these Articles the following words and expressions shall have the following meanings:-




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         BUSINESS DAY: any day other than a Saturday, a Sunday or any other day which is a public holiday in England;

         COMPANY: includes any body corporate;

         FINANCIAL YEAR and FINANCIAL PERIOD: an accounting reference period (as defined by the Act) of the Company;

         THE FIXED PREFERRED DIVIDEND: the dividend referred to in Article 4.1.1.1;

         LIBOR: in respect of each financial year, the offered rate quoted in the London Inter-Bank Market on the first day of that financial year for sterling deposits for a period of 12 months, as reported in the Financial Times;

         MEMBER: a holder of Shares;

         A MEMBER OF THE SAME GROUP: as regards any company, a company which is for the time being a holding company or a subsidiary of that company or of any such holding company;

         ORDINARY SHARES: Ordinary Shares of L1 each in the capital of the Company;

         THE ORDINARY SHAREHOLDERS: the holders for the time being of the issued Ordinary Shares;

         PREFERRED SHARES: Non-cumulative Redeemable Preferred Shares of L1 each in the capital of the Company;

         THE PREFERRED SHAREHOLDERS: the holders for the time being of the issued Preferred Shares;

         SHARES: shares of any class in the Company; and

         THE SUBSCRIPTION PRICE: in respect of any Share, the amount paid or credited as paid up on that share, including sums paid, or credited as paid, by way of premium.

3        SHARE CAPITAL

         The share capital of the Company at the date of adoption of these Articles is L144,929,000 divided into 144,928,900 Preferred Shares and 100 Ordinary Shares.

4        SHARE RIGHTS

         The Preferred Shares and Ordinary Shares shall have, and be subject to, the following rights and restrictions:-

4.1      INCOME

4.1.1 Sums resolved by the Company to be distributed in any financial year shall be





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         applied in the following order of priority:-

         4.1.1.1 first, in paying to the Preferred Shareholders in respect of that year a fixed cash non-cumulative dividend in respect of each Preferred Share held at the rate per annum of LIBOR on the Subscription Price;

         4.1.1.2 second, any balance which the Company may resolve to distribute shall be apportioned amongst the Ordinary Shareholders in proportion to the numbers of such Shares held by them respectively.

         For the purposes of Article 4.1.1.1, the phrase "at the rate per annum of LIBOR" shall mean, in respect of each Preferred Share, a dividend calculated at that rate for at least the number of days that such Preferred Share has been in issue during the financial year in respect of which the calculation is being made. However, nothing contained or implied in these Articles shall require the Fixed Preferred Dividend to be prorated in respect of any Preferred Share that is not in issue throughout the duration of any financial year and in respect of which such a Fixed Preferred Dividend is declared. The Company may resolve to prorate the Fixed Preferred Dividend in respect of any Preferred Share that is not in issue throughout the duration of any financial year and in respect of which such a Fixed Preferred Dividend is declared, provided that the Company reserves such right at the date of issue of such Preferred Share.

4.1.2 No sum shall be distributed by the Company in respect of any financial year unless and until the Fixed Preferred Dividend in respect of that financial year has been paid in full.

4.1.3 No Fixed Preferred Dividend shall be paid to the Preferred Shareholders in any financial year in respect of any prior financial year.

4.1.4 Any sum which the Company resolves to distribute in respect of the Preferred Shares or the Ordinary Shares in accordance with Article
         4.1.1 shall be paid by the Company at such times, in such amounts and at such place(s) as the Company may from time to time determine.

4.2      CAPITAL

         On a return of capital on liquidation or otherwise the surplus assets of the Company remaining after payment of its liabilities shall be applied:-

4.2.1    first, in repaying to the Preferred Shareholders:-

         4.2.1.1  the Subscription Price of each Preferred Share held; and

         4.2.1.2 any Fixed Preferred Dividend that has been declared but which remains unpaid as at the date of such a return of capital on liquidation or otherwise;

4.2.2 second, in repaying to the Ordinary Shareholders the Subscription Price of each Ordinary Share held; and




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4.2.3    third, the balance (if any) shall be distributed amongst the Ordinary
         Shareholders in proportion to the numbers of such Shares held by them.

4.3      REDEMPTION

4.3.1 Subject to the provisions of the Act, the Company shall, if so requested in writing by a Preferred Shareholder, redeem such number of the Preferred Shares for the time being registered in the name of such Preferred Shareholder as the Preferred Shareholder may direct.

4.3.2 The Company shall in any event, subject to the provisions of the Act, redeem all the Preferred Shares no later than on the twentieth anniversary of the date of the adoption of these Articles (or, if such date is not a business day, then on the business day immediately preceding that date) provided that:-

         4.3.2.1 if the Company shall be unable, in compliance with the provisions of the Act, to redeem all or any of the Preferred Shares in accordance with this Article 4.3.2 then the Company shall on the due date redeem so many of such Shares as it is able and shall redeem the balance of such Shares as soon after such date as the Company shall be able to do so in compliance with the provisions of the Act;

         4.3.2.2 the Company shall give to the Preferred Shareholders not less than 30 days' notice in writing of a redemption in accordance with this Article 4.3.2.

4.3.3    There shall be paid on each Preferred Share redeemed: -

         4.3.3.1  the Subscription Price; and

         4.3.3.2 any Fixed Preferred Dividend that has been declared but remains unpaid as at the date of redemption.

4.3.4 Redemption shall take place at the registered office of the Company or such other place in the United Kingdom as the Company may notify in writing to the Preferred Shareholders. On the due date each of the holders of the Preferred Shares to be redeemed shall deliver to the Company at such place the certificates for those of the Shares to be redeemed which are held by him in order for them to be cancelled. Upon such delivery the Company shall pay to the holder the amount due to him in respect of such redemption. If any certificate delivered to the Company includes any Preferred Shares which are not to be redeemed on that occasion a fresh certificate for those shares shall be issued to the holder.

4.4      VOTING

4.4.1 On a show of hands every Ordinary Shareholder who (being an individual) is present in person or (being a corporation) is present by a representative shall have one vote and on a poll every Ordinary Shareholder who is present in person or by a proxy or (being a corporation) by a representative shall have one vote for every Ordinary Share of which he is the holder.





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4.4.2    The Preferred Shareholders shall not be entitled to receive notice of, attend or vote at all general or other meetings of the Company in respect of the Preferred Shares held by them.

5        ISSUE OF SHARES

5.1 No share or beneficial interest in a share shall be issued or allotted to any person other than the Controlling Shareholder or some other person expressly approved by the Controlling Shareholder in writing, but subject to that all the unissued shares for the time being in the capital of the Company shall be at the disposal of the Directors who may allot, grant options over or otherwise dispose of them to such persons, at such times and on such terms and conditions as they think proper, subject to section 80 of the Act and provided that no share shall be issued at a discount.

5.2 The provisions of sections 89(1) and 90(1) to (6) of the Act shall not apply to the Company.

6        TRANSFER OF SHARES

6.1 The Directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of any share in the capital of the Company, whether fully or partly paid save that the Directors shall be obliged to register any transfer of shares made to or by, or with the express written consent of the Controlling Shareholder, or made pursuant to Article 6.2. In its application to the Company Regulation 24 of Table A shall be modified by the deletion of the first sentence.

6.2 The Controlling Shareholder may at any time by notice given to the Nominee at the registered address of the Nominee shown in the Register of Members of the Company require the Nominee to transfer all or any shares registered in his name to the Controlling Shareholder or any other person specified in the notice for no consideration. If the Nominee shall fail within 48 hours after service of the notice to transfer the shares in question, the Directors may authorise any person to execute on behalf of and as agent or attorney for the Nominee any necessary instrument of transfer and shall cause the name of the transferee to be entered in the Register as the holder of the shares in question. After the name of the transferee has been entered in the Register in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

6.3      Notwithstanding anything contained in these Articles:

6.3.1 any pre-emption rights conferred on existing members by these Articles or otherwise shall not apply to, and

6.3.2 the directors shall not decline to register, nor suspend registration of, any transfer of shares where such transfer is:

         6.3.2.1 in favour of any bank or institution (or any nominee or nominees of such a bank or institution) to whom such shares are being transferred by way of security, or



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         6.3.1.2  duly executed by any such bank or institution (or any such nominee or nominees) to whom such shares shall (including any further shares in the Company acquired by reason of its holding of such shares) have been transferred as aforesaid, pursuant to the power of sale under such security, or

         6.3.1.3 duly executed by a receiver appointed by a bank or institution pursuant to any security document which creates any security interest over such shares, or

         6.3.1.4 in favour of any person when delivered by a bank or institution (or any nominees of such a bank or institution) to whom such shares have been mortgaged,

         and a certificate by any official of such bank or institution (or any nominee or nominees thereof) or any such receiver that the shares are or are to be subject to such a security and that the transfer is executed in accordance with the provisions of this Article shall be conclusive evidence of such facts.

         Any lien on shares which the Company has shall not apply in respect of any shares which have been charged by way of security to a bank or financial institution or a subsidiary (or any nominee or nominees thereof) of a bank or financial institution or which are transferred in accordance with the provisions of this Article.

7        GENERAL MEETINGS

         No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. One member holding more than one half in nominal value of the issued ordinary share capital of the Company for the time being and present in person or by proxy or representative shall constitute a quorum and shall be deemed for this purpose to constitute a valid meeting but, save in such a case, two members present in person or by proxy or representative shall be a quorum.

8        DIRECTORS

8.1 In its application to the Company, Regulation 64 of Table A shall be modified by the deletion of the word "two" and the substitution of the word "one".

8.2 The Controlling Shareholder shall have the right at any time and from time to time to appoint one or more persons to be a Director or Directors of the Company. Any such appointment shall be effected by notice in writing to the Company by the Controlling Shareholder and the Controlling Shareholder may in like manner at any time and from time to time remove from office any Director (whether or not appointed by him or it pursuant to this Article).

8.3 In its application to the Company, Regulation 65 of Table A shall be modified by the deletion of the words "approved by resolution of the Directors and".

8.4 In its application to the Company, Regulation 78 of Table A shall be modified by the deletion of the words "... and may also determine the rotation in which any additional Directors are to retire".



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8.5      In its application to the Company, Regulation 79 of Table A shall be modified by the deletion of the second and third sentences.

8.6 In its application to the Company, Regulation 84 of Table A shall be modified by the deletion of the third and final sentences.

8.7 In its application to the Company, Regulation 81 of Table A shall be modified by the deletion of paragraph (e) and the substitution of the following paragraph:

         "(e) he is removed from office under the provisions of Article 8 of the Company's Articles of Association."

9        PROCEEDINGS OF DIRECTORS

9.1 The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number. A sole Director shall have authority to exercise all powers and discretions vested in the Directors and, in its application to the Company, Regulation 89 of Table A shall be modified accordingly.

9.2 A Director may vote at a meeting of the Directors, and form part of a quorum present at that meeting, in relation to any matter in which he has, directly or indirectly, an interest or duty which conflicts or which may conflict with the interests of the Company, provided that he has previously disclosed the nature of such duty or interest to the Directors. The provisions of Regulation 86 of Table A shall be taken to apply equally to any disclosure to be made under the provisions of this Article.

10       EXECUTION OF DOCUMENTS

         In its application to the Company, Regulation 101 of Table A shall be modified by the addition of the following sentence:

         "Any instrument expressed to be executed by the Company and signed by two Directors or one Director and the Secretary by the authority of the Directors or of a committee authorised by the Directors shall (to extent permitted by the Act) have effect as if executed by affixing the seal."

11       INDEMNITY

         Subject to section 310 of the Act:

11.1 every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation to his office, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 144 or 727 of the Act in which relief is granted to him by the court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or otherwise in relation to his office;



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11.2     the Company may purchase and maintain insurance for any such Director or other officer against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

12       ELECTRONIC COMMUNICATIONS

12.1 Any Director who participates in the proceedings of a meeting by means of an electronic communication by which all the other Directors present at such meeting (whether in person or by alternate or by means of electronic communication) may hear at all times such Director and such Director may hear at all times all other Directors present at such meeting (whether in person or by alternate or by means of electronic communication) shall be deemed to be present at such meeting and shall be counted when reckoning a quorum.

12.2 In their application to the Company, Regulations 60 and 61 of Table A shall be modified by the addition of the following sentence:

         "The appointment of a proxy may be contained in an electronic communication sent to such address (including any number) as may be notified by or on behalf of the Company for that purpose and may be in such form as the Directors may approve including requirements as to the use of such discrete identifier or provision of such other information by a member so as to verify the identity of such member and as to the authenticity of any electronic signature thereon."

12.3 In its application to the Company, Regulation 62 of Table A shall be modified by the addition of the following sentences:

         "In the event that more than one appointment of a proxy relating to the same share is so delivered or received for the purposes of the same meeting, the appointment last delivered or received (whether in writing or contained in an electronic communication) shall prevail in conferring authority on the person named therein to attend the meeting and vote.

         An appointment of proxy contained in an electronic communication found by the Company to contain a computer virus shall not be accepted by the Company and shall be invalid."

12.4 In its application to the Company, Regulation 115 of Table A shall be modified by the addition of the following after the words "after the time it was sent" at the end of the third sentence:

         "notwithstanding that the Company is aware of the failure in delivery of such electronic communication. Without prejudice to such deemed delivery, if the Company is aware of the failure in delivery of an electronic communication and has sought to give notice by such means at least three times, it shall send the notice in writing by post within 48 hours of the original attempt".






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